UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)               October 1, 2009

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

000-24272
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

1979 MARCUS AVENUE, SUITE E140, LAKE SUCCESS, NEW YORK 11042
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( )        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( )       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
            (17 CFR 240.14d-2(b))

( )       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
            (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,247,610 shares of the Company’s common stock to cover over-allotments, if any. On September 29, 2009, Keefe Bruyette, as representative of the Underwriters, provided written notice that the Underwriters would be partially exercising the over-allotment option to purchase an additional 1,012,610 shares of the Company’s common stock (“Over-allotment Shares”) at $11.50 per share, less underwriting discounts and commissions. The sale of the Over-allotment Shares was completed on October 1, 2009, resulting in additional net proceeds to the Company, after underwriting discounts and commissions and expenses, of approximately $11.1 million, bringing the total net proceeds to the Company from the offering to an estimated $101.6 million.

Item 9.01(d).    Exhibits

99.1. Press release of Flushing Financial Corporation, dated October 1, 2009.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUSHING FINANCIAL CORPORATION

Date: October 1, 2009	By:	/s/ Maria A. Grasso
Maria A. Grasso
	Title:	Executive Vice President and
Chief Operating Officer

INDEX TO EXHIBITS

Exhibit
99.1	Press release of Flushing Financial Corporation,
dated October 1, 2009